SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2008, New York Mortgage Trust, Inc. (the "Company") filed amendments to its Articles of Amendment and Restatement (the “Charter”) with the Department of Assessments and Taxation of the State of Maryland (the "SDAT") to effect a reverse stock split of its outstanding shares of common stock ("Amendment No. 1") and to subsequently reduce the common stock’s par value ("Amendment No. 2"). Pursuant to Amendment No. 1, which will become effective at 12:01 a.m., eastern time, on May 27, 2008 (the “Amendment No. 1 Effective Time”), every two shares of common stock, par value $0.01 per share, of the Company, issued and outstanding immediately prior to the Amendment No. 1 Effective Time, will be changed into one issued and outstanding share of common stock, par value $0.02 per share. No fractional shares of common stock of the Company will be issued upon the effectiveness of Amendment No. 1. Instead, each stockholder otherwise entitled to a fractional share as a result of the reverse stock split will be entitled to receive in lieu thereof cash in an amount equal to the product of a fraction of a share multiplied by the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market for the Company’s common stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System for the last trading day before the Amendment No. 1 Effective Time.

Pursuant to Amendment No. 2, which will become effective at 12:02 a.m., eastern time, on May 27, 2008 (the “Amendment No. 2 Effective Time”), the par value of the Company’s issued and outstanding shares of common stock immediately prior to the Amendment No. 2 Effective Time will be decreased from $0.02 per share to $0.01 per share.

As a result of these Charter amendments, as of the Amendment No. 2 Effective Time, the Company will have 400,000,000 shares of common stock, par value $0.01 per share, authorized and approximately 9.3 million shares of common stock, par value $0.01 per share, outstanding,

When the Company’s registered shares of common stock begin trading on a split-adjusted basis on the Over-the-Counter Bulletin Board, they will do so under a new CUSIP number ― 649604501. The Company also has approximately 7.5 million (on a split-adjusted basis) “restricted” shares of common stock, which will also be assigned a new CUSIP number― 649604600. Registered stockholders of record will receive additional details and a letter of transmittal providing instructions for the exchange of their old certificates as soon as practicable following the effectiveness of the reverse stock split.

A copy of each of Amendment No. 1 and Amendment No. 2 are attached hereto as Exhibits 3.1(d) and 3.1(e), respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 13, 2008, the Company issued a press release announcing that it will make a presentation at the Seventh Annual JMP Securities Research Conference on Monday, May 19, 2008 at 2:30 p.m., pacific time. A live webcast of the presentation will be available by going to http://www.wsw.com/webcast/jmp6/ntr/. In addition, the Company's presentation materials will be available on the investor relations section of the Company's web site, www.nymtrust.com, starting on the morning of May 19, 2008. A replay of the webcast will be available on the Company's web site for 30 days. A copy of the press release is being furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information contained on the Company’s website is not incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1(d)	Articles of Amendment of the Registrant, effective as of May 27, 2008.
3.1(e)	Articles of Amendment of the Registrant effective as of May 27, 2008.
99.1	Press Release dated May 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: May 15, 2008	By: /s/ Steven R. Mumma
Steven R. Mumma
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1(d)	Articles of Amendment of the Registrant, effective as of May 27, 2008.
3.1(e)	Articles of Amendment of the Registrant effective as of May 27, 2008.
99.1	Press Release dated May 13, 2008.